UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2023
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PERMIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Marienfeld St., Suite 1000
Midland, Texas 79701
(Address of principal executive offices, including zip code)
(432) 695-4222
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the previously announced Chief Financial Officer succession plans, the Board of Directors of Permian Resources Corporation (the “Company”) appointed Guy Oliphint as Executive Vice President and Chief Financial Officer of the Company, effective as of the date hereof immediately following the retirement of George Glyphis as the Company’s Executive Vice President and Chief Financial Officer on such date. Mr. Oliphint succeeded Mr. Glyphis, who intends to remain employed as a Senior Advisor to the Company, until his retirement in mid-2023 to ensure a smooth succession.
Mr. Oliphint, age 43, has served as our Executive Vice President of Finance since January 2023. Prior to that, Mr. Oliphint was Managing Director and Co-Head of Upstream Americas with Jefferies LLC in the Energy Investment Banking Group since 2018, having served in various other roles after joining the firm in 2003. Mr. Oliphint brings nearly two decades of experience advising upstream energy companies on financial and strategic decisions, including multiple engagements with Colgate and Centennial, the predecessor companies of the Company. Mr. Oliphint graduated from the University of Texas at Austin with a B.B.A. in Business Honors and Finance. There are no transactions between the Company and Mr. Oliphint that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Oliphint’s base salary is $450,000 and he is eligible to participate in the Company’s Annual Incentive Program, under which a payment may be earned based on the achievement of qualitative and quantitative performance measures, as described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 15, 2022. Mr. Oliphint’s target percentage under the Annual Incentive Program is equal to 90% of his base salary. Mr. Oliphint is also eligible to participate in the Company’s 2016 Long Term Incentive Plan (the “LTIP”). When he joined the Company in January 2023, Mr. Oliphint received an equity award of $3,150,000 under the LTIP, which was allocated 70% to restricted stock units subject to performance-based vesting conditions that may become earned over a performance period ending on December 31, 2025, and 30% to restricted stock that will vest ratably over three years, in each case, subject to Mr. Oliphint’s continuous employment. Mr. Oliphint is not party to an employment agreement but is eligible to participate in the Company’s Third Amended and Restated Severance Plan on the same terms as the Company’s other Executive Vice Presidents, which is described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ GUY M. OLIPHINT
Guy M. Oliphint Executive Vice President and Chief Financial Officer

Date:	March 1, 2023